Exhibit 10.46

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (the “Sublease”) made this 20th day of January, 2023 by and between AMARIN PHARMA, INC., a Delaware corporation, having an address at 440 Route 22, Suite 300, Bridgewater, New Jersey 08807 (the “Sublessor”), and ST SHARED SERVICES LLC, a Delaware limited liability company, having an address at 675 McDonnell Blvd. St. Louis, MO 63042 (the “Sublessee”).

BACKGROUND:

A. By lease dated February 5, 2019 (the “Prime Lease”), LIBERTY DENVER WOOD, LLC, a New Jersey limited liability company, having an address at 950 Airport Road, Lakewood, New Jersey 08701, as successor-in-interest to 440 ROUTE 22 LLC (the “Prime Landlord”) leased to Sublessor certain premises (the “Premises”) in an office building located at 440 U.S. Highway 22, Bridgewater, New Jersey 08807 (the “Property”). The Premises consists of approximately 67,747 rentable square feet located on the third floor of the Property and is shown on the plan attached to this Sublease as Exhibit A.

B. A copy of the Prime Lease is attached to this Sublease as Exhibit B. Capitalized terms which are used but not otherwise defined in this Sublease shall have the meanings ascribed to them in the Prime Lease.

C. Sublessee desires to sublease a portion of the Premises from Sublessor, which portion (the “Subleased Premises”) contains approximately 50,000 rentable square feet and is shown by hatching on Exhibit A-1.

NOW, THEREFORE, for and in consideration of the covenants and agreements set forth in this Sublease, and intending to be legally bound, Sublessor and Sublessee agree as follows:

1.
Demise; Term.
1.1.
Demise. Sublessor hereby subleases the Subleased Premises to Sublessee, and Sublessee hereby subleases the Subleased Premises from Sublessor, together with all fixtures installed in the Subleased Premises by or for the benefit of Sublessor, and also together with all appurtenances and rights ancillary to the Subleased Premises.

1.2.
Term.
1.2.1.
The term of this Sublease (the “Sublease Term”) shall begin on the later of (A) February 1, 2023, or (B) the date that Sublessor receives the Prime Landlord’s Consent (as defined in Section 23.1 of this Sublease) (the “Sublease Commencement Date”). It shall be a condition of the Sublease Commencement Date that Sublessor delivers possession of the Subleased Premises to Sublessee in the condition required pursuant to this Sublease. The Sublease Term shall expire on August 30, 2030, unless sooner terminated by either party as provided in this

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Sublease. The term “Lease Year” as used in this Sublease shall mean the period of twelve (12) full calendar months commencing on the Sublease Commencement Date plus any partial month following the Sublease Commencement Date if the Sublease Commencement Date is not the first day of a month and each twelve (12) month period thereafter.
1.2.2.
In the event that Sublessor fails to deliver possession of the Subleased Premises in the condition required hereunder within the later of (i) thirty (30) days after Sublessor receives the Prime Landlord’s Consent; and, (ii) March 1, 2023, in each case subject to day-for-day extensions for matters outside Sublessor’s reasonable control (the “Outside Delivery Date”), for any reason or no reason, the Sublease Commencement Date shall be postponed and Sublessee shall receive an abatement of Fixed Rent (in addition to the six (6) month abatement of Fixed Rent set forth in Section 4.1 hereof) equal to one (1) day of Fixed Rent for each day of delay between the Outside Delivery Date and the Sublease Commencement Date.

2.
Prime Lease.
2.1.
Terms of Sublease Identical With Prime Lease. It is intended that the terms and conditions of this Sublease shall be identical to the terms and conditions of the Prime Lease as they relate to the Subleased Premises, except to the extent inconsistent with the express terms of this Sublease and except as set forth in Section 2.2 of this Sublease. Therefore, Sublessor and Sublessee agree that:

2.1.1.
each and every term, condition, covenant and agreement of the Prime Lease, as it relates to the Subleased Premises, is a term, condition, covenant and agreement of this Sublease, and is incorporated in this Sublease by reference, except to the extent inconsistent with the express terms of this Sublease and except as set forth in Section 2.2 of this Sublease;

2.1.2.
Sublessee shall perform all obligations and comply with all terms, conditions, covenants and agreements of Sublessor as tenant under the Prime Lease for the Sublease Term, as they relate to the Subleased Premises, except to the extent inconsistent with the express terms of this Sublease and except as set forth in Section 2.2 of this Sublease. Sublessee shall have no obligation to perform any of the obligations of Sublessor as “tenant” under the Prime Lease that accrue prior to the Sublease Commencement Date except those that relate to the Subleased Premises and that are ongoing after the Sublease Commencement Date.

2.1.3.
For avoidance of doubt, Sublessor shall remain solely responsible for the obligations of the Tenant under the Prime Lease with respect to that portion of the Premises not subleased to Sublessee pursuant to this Sublease (the “Remaining Premises”), and Sublessor shall perform all obligations and comply with all terms, conditions, covenants and agreements of Sublessor as tenant under the Prime Lease for the Sublease Term, as they relate to the Remaining Premises.

2.1.4.
The term “Landlord” as set forth in the Prime Lease shall mean Sublessor in this Sublease and the term “Tenant” as set forth in the Prime Lease shall mean Sublessee in this Sublease.

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2.2.
Terms Not Incorporated. Notwithstanding the provisions of Section 2.1 of this Sublease, the following provisions of the Prime Lease are not incorporated in or made part of this Sublease or otherwise are amended as follows:

•
Section 1.01. Basic Data and Definitions. Subsections (d), (e), (f), (g), (h), (i), (j), (k), (l), (m).
•
Section 2.02. Term and Lease Year.
•
Section 2.04. Renewal Option.
•
Section 2.05. Right of First Offer.
•
Section 3.01. Rental
•
Section 4.01. Base Rent
•
Section 7.05(c) (with respect to the NAICS Code)
•
Article 6. Landlord’s Work.
•
Article 13. Signs
•
Article 27. Security Deposit
•
Article 29. Brokerage Claims
•
Article 31. Termination Right
•
Article 33. Guaranty
•
Exhibit G. Guaranty

2.3.
Sublease Controls. If there is a conflict between the stated terms and conditions in this Sublease and those set forth in the Prime Lease, the terms and conditions set forth in this Sublease shall control.

2.4.
Performance To Be Tendered To Prime Landlord. Except as otherwise provided in this Sublease, Sublessee shall tender performance of its obligations under this Sublease (other than the payment of Fixed Rent and Additional Rent for Operating Expenses and taxes) directly to Prime Landlord so that all of Sublessor’s obligations under the Prime Lease accruing during the Sublease Term with respect to the Subleased Premises (other than Sublessor’s obligation for the payment of Basic Rent and Additional Rent for Operating Expenses and taxes) shall be satisfied and discharged by Sublessee’s performance to the extent such obligation of Sublessor under the Prime Lease is an obligation of Sublessee under this Sublease.

2.5.
Covenant Against Actions Causing Default Under Prime Lease. Sublessee shall not do or cause to be done or, with respect to the Subleased Premises, suffer or permit to be done, any act or thing which would constitute a default under the Prime Lease or which would cause the Prime Lease or any of Sublessor’s rights under the Prime Lease to be cancelled, terminated, forfeited or prejudiced or which would render Sublessor liable for any damages, fines, claims, penalties, costs or expenses under the Prime Lease.
2.6.
Sublessor Covenants/Representations and Warranties.
2.6.1.
Sublessor agrees to reasonably cooperate with Sublessee in obtaining the consent of the Prime Landlord where any such consent is required by this Sublease or the Prime Lease (at no out-of-pocket cost to Sublessor other than the cost of obtaining Prime

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Landlord’s consent to this Sublease). Without limiting the generality of the foregoing, if Sublessee shall submit to Sublessor a request for Prime Landlord’s consent or approval with respect to any given matter required by this Sublease or the Prime Lease, then Sublessor shall promptly forward such request on to Prime Landlord for its consent or approval.
2.6.2.
Sublessor covenants and agrees not to act or, with respect to the Subleased Premises, suffer or permit anything to be done which results in a default under the Prime Lease beyond any applicable notice and cure periods, unless prevented from doing so or otherwise caused by Sublessee’s default under this Sublease. Sublessor further covenants and agrees that it will not (i) exercise its early termination right under Section 31 of the Prime Lease, or (ii) terminate, modify or amend the Prime Lease during the Term of the Sublease if such modification or amendment would materially affect the rights of Sublessee. Without limiting the foregoing, provided that Sublessee pays all Rent and Additional Rent due hereunder as and when such amounts become due and payable hereunder, Sublessor covenants and agrees to pay Prime Landlord all Rental and other charges that may become due and payable by Sublessor pursuant to the Prime Lease, as and when such amounts become due and payable thereunder.
2.6.3.
Sublessor represents and warrants to Sublessee that: (i) Exhibit B to this Sublease is a true, correct and complete copy of the Prime Lease, as may be redacted; (ii) the Prime Lease is unmodified (except for any amendments or modifications of the Prime Lease set forth on Exhibit B); (iii) the Prime Lease is in full force and effect; (iv) Sublessor has received no written notice from Prime Landlord of default by Sublessor under the Prime Lease which remains uncured; (v) to Sublessor’s knowledge, Sublessor is not now in default or breach of any of the provisions of the Prime Lease and Sublessor has no knowledge of any claim by Prime Landlord that Sublessor is in default or breach of any of the provisions of the Prime Lease; (vi) Sublessor has no knowledge that Prime Landlord is in default or breach of any provisions of the Prime Lease; (vii) Sublessor holds the entire tenant’s interest in the Subleased Premises under the Prime Lease, free and clear of any leasehold mortgages, subleases and occupancies, other than this Sublease; (viii) to Sublessor’s knowledge, Sublessor holds the entire tenant’s interest in the Subleased Premises under the Prime Lease, free and clear of any liens and claims; and (ix) Sublessor has full right, power and authority to enter into this Sublease and the person signing this Sublease on behalf of Sublessor is vested with authority to act on behalf of Sublessor with respect to this Sublease, and the execution of this Sublease has been duly executed by all appropriate corporate action(s). Sublessee shall not be responsible for any liens or claims determined to exist against the Subleased Premises to the extent arising prior to the Sublease Commencement Date, except to the extent arising from the acts or omissions of Sublessee.
2.6.4.
Sublessor shall use its reasonable and diligent efforts to cause Prime Landlord to provide such services, amenities and rights that Sublessee is entitled under this Sublease, provided that the failure by the Prime Landlord to provide such services, amenities and rights shall not constitute a default by Sublessor under this Sublease, except if such failure by Prime Landlord is a result of the default by Sublandlord under the Prime Lease that is not otherwise caused by Sublessee’s default under this Sublease. Subject to the foregoing and Section 3.1 below, Sublessee shall be entitled to: (x) receive the services (including, without limitation, electricity, water, sewer, heat, air conditioning, cleaning, security and elevators) that Landlord has agreed to provide pursuant to the Prime Lease; and (y) the repairs, replacements, restorations and

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maintenance or other work that Landlord has agreed to make or perform in the Prime Lease, in each case with respect to the Subleased Premises.
2.6.5.
Sublessor agrees that Sublessee may deal directly with Prime Landlord (and/or the manager of the building) with respect to requesting overtime services and other services provided by or through Prime Landlord and such items may (at Prime Landlord’s option) be billed directly from Prime Landlord to Sublessee provided, however, that Sublessee shall be responsible to pay Sublessor for any such charges incurred but not billed directly from Prime Landlord to Sublessee. Any such charges shall constitute “Rent” under this Sublease.
2.6.6.
Without Sublessee’s prior written consent, which consent will not be unreasonably withheld, conditioned, or delayed, Sublessor shall not amend, modify, supplement or grant waivers under the Prime Lease if such waivers would materially affect the rights of Sublessee.
2.6.7.
Sublessor will provide to Sublessee copies of default notices received from Prime Landlord within three (3) business days of receiving the same.
2.7.
Abatement of Rental. If Sublessor at any time during the term is entitled an abatement of Rental applicable to the Subleased Premises pursuant to the terms of the Prime Lease, then Sublessee shall be entitled to receive a proportionate share of such abated Rental under this Sublease (such proportionate share based on the Fixed Rent owed by Sublessee under this Sublease over the Base Rent due) to the extent the abated Rental is attributable to the Subleased Premises.

3.
Performance.
3.1.
Sublessor Not Liable For Prime Landlord’s Obligations.

3.1.1.
Although the terms, conditions, covenants and agreements of the Prime Lease are incorporated as terms and agreement of this Sublease, Sublessor shall not be liable to Sublessee for performance or non-performance of obligations of Sublessor under this Sublease which are also the obligations of Prime Landlord under the Prime Lease (the “Prime Landlord’s Obligations”). It is intended that Sublessee shall look solely to and hold solely responsible Prime Landlord for the performance of the Prime Landlord’s Obligations under the Prime Lease.

3.1.2.
Without limiting the generality of Section 3.1.1 of this Sublease, Sublessor shall have no obligation or responsibility for any of the following: (A) maintenance or repair of the Subleased Premises, or the common areas or mechanical systems of the Property; (B) providing heating, ventilating, air conditioning or any utility service; or (C) providing building services, such as janitorial or security services. Sublessor shall have no liability by reason of any failure by Prime Landlord to provide any of the foregoing services or to otherwise perform any of the Prime Landlord’s Obligations except to the extent such failure is due to Sublessor’s failure to comply with its obligations under this Sublease or to the extent attributable to Sublessor’s default under the Prime Lease which is not caused by Sublessee’s default under this Sublease, provided, however, that to the extent Sublessor actually receives an abatement of Rental as a result of such Prime Landlord default, Sublessee shall be entitled to a corresponding abatement of Rent to the

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extent attributable to the Subleased Premises including, without limitation, as a result of a Service Interruption.

3.1.3.
Notwithstanding anything to the contrary in this Sublease, Subtenant shall be entitled to exercise those self-help rights as provided in Section 11.05 of the Prime Lease for any non-performance of the obligations of Landlord under Article 11 of the Prime Lease, and shall be entitled to the benefit of the reimbursement obligations contained therein; provided, Sublessee shall indemnify, defend, and hold Sublessor harmless from any liabilities and damages, including, without limitation, reasonable attorneys’ fees resulting from any claim by Prime Landlord that the exercise of such rights was made in violation of the Prime Lease.

3.2.
Assignment of Remedies.

3.2.1.
In order to enable Sublessee to enforce the Prime Landlord’s Obligations as they relate to the Subleased Premises, Sublessor hereby assigns to Sublessee the rights and remedies of Sublessor under the Prime Lease for the enforcement of the Prime Landlord’s Obligations, as they relate to the Subleased Premises. Sublessee’s right to enforce the Prime Landlord’s Obligations shall be non-exclusive, and Sublessor reserves to itself also the right to exercise any rights and remedies under the Prime Lease for the enforcement of the Prime Landlord’s Obligations. In the event the foregoing assignment of remedies is not recognized or enforceable, Sublessor shall, upon the written request of Sublessee, use diligent efforts to enforce the Prime Lease and obtain the compliance of the Prime Landlord with its obligations thereunder at no out-of-pocket cost to Sublessor and provided further that Sublessor shall not be obligated to commence litigation against Prime Landlord.

3.2.2.
Notwithstanding the provisions of Subsection 3.2.1 of this Sublease, except as expressly provided in this Sublease, Sublessee shall not have the right to:

3.2.2.1.
terminate, alter or amend the Prime Lease;

3.2.2.2.
withhold Rent or any other sum payable under this Sublease; or

3.2.2.3.
set off or deduct any amount from Rent or any other sum payable under this Sublease.

4.
Rent.
4.1.
Fixed Rent. Sublessee shall pay rent (“Fixed Rent”) at the times and in the amounts set forth in Exhibit C. Notwithstanding anything to the contrary contained herein, in consideration of Sublessee entering into this Sublease and so long as there is no Default under this Sublease, monthly Fixed Rent shall abate for the first six (6) full calendar months of the Sublease Term (the “Rent Abatement Period”). The total amount of monthly Fixed Rent during the Rent Abatement Period shall be referred to herein as the “Abated Rent.” During the Rent Abatement Period all other costs and charges specified in this Sublease other than the Abated Rent shall remain as due and payable pursuant to the provisions of this Sublease. If a Default by Sublessee shall occur while the foregoing Rent Abatement Period is still in effect, such abatement shall be

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suspended during any period in which Sublessee is in default under this Sublease beyond any applicable notice and cure periods and shall resume when such default has been cured, if Sublessor elects to accept such cure, and thereafter remain in effect until Sublessee has received the full 6 months of abated Fixed Rent. If a Default by Sublessee shall occur at any time during the Sublease Term which results in a termination of this Sublease or Sublessee’s right to possession of the Subleased Premises hereunder, the portion of the Abated Rent unamortized as of the date such Default occurs (with the Abated Rent being deemed to have been amortized in equal monthly installments together with interest thereon at the rate of eight percent (8%) per annum over the number of full calendar months in the Sublease Term following such abatement period) shall become due and payable by Sublessee to Sublessor within thirty (30) days of such termination.

4.2.
Additional Rent. In addition to Fixed Rent, Sublessee shall pay as additional rent for Electricity and Operating Expenses (collectively, the “Additional Rent”) in the amounts set forth in Exhibit D, in accordance with the Prime Lease. Sublessee’s payment of Additional Rent shall be subject to the provisions of Article 9 and Article 10 of the Prime Lease as amended pursuant to Exhibit D and may be adjusted throughout the Sublease Term in accordance with the terms of the Prime Lease. Sublessor shall have the same rights and remedies for nonpayment of Additional Rent as Sublessor has for nonpayment of Fixed Rent.

4.3.
Rent In General.

4.3.1.
All Fixed Rent, Additional Rent, and any other amounts due from Sublessee to Sublessor under this Sublease (collectively, “Rent”) shall be paid to Sublessor at the following address, or at such other address as Sublessor may direct from time to time: Amarin Pharma, Inc., 440 Route 22 East, Suite 300, Bridgewater, New Jersey 08807 (Attn: Accounts Payable). Notwithstanding anything to the contrary contained herein, Sublessor will complete and return a W-9 form and forward its banking account information to Sublessee, and Sublessee shall have the option to make all required payments of Rent by electronic funds transfer.

4.3.2.
All Rent shall be paid without notice or demand and without any setoff or deduction whatsoever, except as expressly provided herein or as expressly provided in the Prime Lease.

4.3.3.
Any payment of Rent which is not paid within five (5) days of the date due shall bear interest from the date due until the date paid at the rate of five percent (5%) per annum over the rate announced by JP Morgan Chase Bank, N.A., or its successor as its prime or corporate based lending rate from time to time, but no more than the maximum rate permitted by law (the “Overdue Interest Rate”).

5.
Use. Sublessee shall use and occupy the Subleased Premises for the following purposes only and for no other purpose: executive, general and administrative offices, training and any other lawfully permitted use consistent with a Class A office building, all subject to applicable laws as set forth in the Prime Lease. Sublessee shall be responsible to secure, at its sole cost and expense, any and all certificates of occupancy or permits required for Sublessee’s use and occupancy of the Subleased Premises.

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6.
Subleased Premises Accepted “AS-IS”. The Subleased Premises are accepted by Sublessee in their present condition, “AS-IS,” without any representation or warranty by Sublessor, except as expressly provided for in this Sublease, subject to the state of title on the date of this Sublease, and also subject to all applicable legal requirements and any violation of legal requirements which may exist on the date of this Sublease. Sublessee has visually examined and approved the Subleased Premises, subject to Sublessor’s obligation to deliver the Subleased Premises in clean, vacant condition (except for the Sublessor’s Property, as hereinafter defined). Sublessor shall have no obligation to make any improvements to the Subleased Premises or provide Sublessee any allowance for so doing. Upon Prime Landlord’s consent and the full-execution of this Sublease, Sublessee shall be permitted to enter the Subleased Premises in order to commence installing its equipment, racking systems, fixtures, and furniture, subject to Sublessee obtaining, at Sublessee’s sole cost and expense, all permits required in connection with the installation thereof (if any). With respect to such early access, all provisions of this Sublease shall then be in full force and effect, including Sections 8 and 11 hereof (excluding, however, Sublessor’s obligations to pay Fixed Rent or Additional Rent, including electricity).
7.
Assignment and Subletting.
7.1.
Sublessor’s Consent Required. Except as expressly provided herein, Sublessee shall not assign this Sublease or sublet all or any part of the Subleased Premises, or mortgage, pledge or encumber the subleasehold interest created by this Sublease, without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed, and the prior written consent of Prime Landlord, to the extent Prime Landlord’s consent is required pursuant to the Prime Lease.

7.2.
Permitted Transfers. Notwithstanding anything set forth in this Sublease to the contrary, Sublessor’s consent shall not be required for a Permitted Transfer (as defined in the Prime Lease).

7.3.
Transfers By Legal Process or Operation of Law. For purposes of this Article 7, any transfer by levy or sale on execution, by other legal process, by operation of law, and any transfer in bankruptcy or insolvency, or under any other compulsory procedure or order of court shall be deemed to be an assignment of this Sublease.

8.
Alterations.
8.1.
General Requirements.

8.1.1.
Sublessee shall not make any alterations, additions or improvements to the Subleased Premises (“Alterations”) without the prior written consent of Sublessor, which consent may be withheld in Sublessor’s sole and uncontrolled discretion as to any Structural or Exterior Change (as defined in the Prime Lease), and which consent shall not be unreasonably withheld, conditioned or delayed in relation to approval for other Alterations and

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the prior written consent of Prime Landlord, to the extent such consent is required pursuant to the Prime Lease.

8.1.2.
All Alterations shall be made at Sublessee’s sole cost and expense, including, but not limited to, obtaining construction or building permits, in a good and workmanlike manner, in accordance with all applicable laws and in accordance with the Prime Lease.

8.1.3.
The built-ins, furniture, fixtures, and all equipment presently in the Subleased Premises (“Sublessor’s Property”) will remain in the Subleased Premises during the Sublease Term for use by the Sublessee at no additional rent or other charge or consideration and shall become the property of Sublessee at the expiration or sooner termination of the Sublease Term, except in the event that such termination arises a default by Sublessee or a failure to obtain Prime Landlord’s consent, in which case Sublessor shall have the right to retain the Sublessor’s Property. If requested by Sublessee, Sublessor shall deliver a bill of sale to Sublessee for Sublessor’s Property. Except as set forth in the Prime Lease, Sublessee shall have no obligation to make any repairs or replacements to the Sublessor’s Property or insure the Sublessor’s Property and shall have the right to dispose of any item of Sublessor’s Property during the Sublease Term. An inventory of Sublessor’s Property that shall become the Property of Sublessee is set forth in Exhibit E-1 attached hereto. Sublessor makes no representation or warranty as to the condition or utility of Sublessor’s Property, provided that Sublessor represents and warrants that it is the owner of the Sublessor’s Property, and the Sublessor’s Property is not subject to any security interest or other lien.

8.1.4.
Sublessee has agreed to transfer title to Sublessor certain property of Sublessee presently located at Sublessee’s Hampton facility and listed on Exhibit E-2 attached hereto (“Sublessee’s Hampton FF&E”). Sublessee shall remove and move Sublessee’s Hampton FF&E to the Remaining Premises at Sublessee’s sole cost and expense within thirty (30) days after the Sublease Commencement Date. If requested by Sublessor, Sublessee shall deliver a bill of sale to Sublessee for Sublessor’s Property. Sublessee makes no representation or warranty as to the condition or utility of Sublessee’s Hampton FF&E, provided that Sublessee represents and warrants that it is the owner of the Sublessee’s Hampton FF&E, and the Sublessee’s Hampton FF&E is not subject to any security interest or other lien.

8.2.
Removal of Sublessor’s Property and Alterations. Upon the expiration or sooner termination of the Sublease Term, Sublessee shall remove all of Sublessor’s Property and any Alterations made by Sublessee which Sublessor requires that Sublessee remove, provided that Sublessor may only require that any Alteration made by Sublessee be removed upon the expiration or earlier termination of the Sublease Term if Sublessor notified Sublessee in writing that such removal would be required at the time Sublessor approved the Alteration, or if Prime Landlord requires that such Alterations be removed at the expiration or sooner termination of the Term. Sublessee will repair and restore any damage to the Subleased Premises caused by the installation or removal of its Alterations. Without limiting the generality of the foregoing, if required by Prime Landlord, all wiring and cabling installed by or for Sublessee, whether inside or outside, shall be removed by Sublessee, at Sublessee’s sole cost and expense, at the expiration or earlier termination of the Sublease Term. If Sublessee fails to perform any of its obligations under this Section 8.2,

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Sublessor may perform such obligations on behalf of Sublessee, and the cost and expense thereof, together with interest at the Overdue Interest Rate from the date such costs and expenses were incurred by Sublessor, shall be paid by Sublessee to Sublessor as Additional Rent within thirty (30) days after Sublessee is billed therefor. For avoidance of doubt, Sublessee shall have no obligation to removal any Alterations, improvements or fixtures that exist in the Subleased Premises as of the Commencement Date.

9.
Mechanics Liens; Other Encumbrances.
9.1.
Intentionally Omitted.

9.2.
Obligation to Discharge; Failure to Discharge.
9.2.1.
Sublessee shall promptly pay each of Sublessee’s contractors, and shall keep the Subleased Premises, the Premises and the Property free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Sublessee. Should any lien be made or filed in connection with the Alterations, Sublessee shall bond against or discharge the same within thirty (30) days after receiving notice thereof, regardless of the validity of the lien or claim. If Sublessee shall fail to cause such lien to be bonded against or to be discharged within such period, then, in addition to any other right or remedy which Sublessor may have, Sublessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount so paid by Sublessor and all costs and expenses incurred by Sublessor in connection therewith, together with interest at the Overdue Interest Rate from the respective dates of Sublessor’s making of the payment and incurring of the cost and expense, shall constitute Additional Rent payable by Sublessee under this Sublease and shall be paid by Sublessee to Sublessor within thirty (30) days of written demand.

9.3.
No Consent Implied. Nothing set forth in this Sublease shall be deemed or construed as (A) a consent or request by Prime Landlord or Sublessor, expressed or implied, by inference or otherwise, to any contractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific or general improvement, alteration or repair of or to the Subleased Premises, the Premises or the Property or any part thereof; or (B) giving Sublessee or any other person, firm or corporation any right to contract for or to perform any labor or furnish any services or materials that would permit or give rise to a lien against the Subleased Premises, the Premises, the Property or any part thereof. Neither this Sublease nor any other writing signed by Sublessor or Prime Landlord shall be construed as evidencing, indicating, or causing an appearance that any erection, construction, alteration or repair to be done, or caused to be done, by Sublessee is or was for the immediate use or benefit of Sublessor or Prime Landlord.

10.
Parking. Except as otherwise set forth in this Section 10, all parking shall be subject to the Prime Lease. Sublessee shall have the right to use fourteen (14) of the nineteen (19) reserved parking spaces allocated to Sublessor pursuant to the Prime Lease for Sublessee’s exclusive use. The reserved parking spaces allocated for Sublessee’s use are shown on Exhibit F. The remaining five (5) reserved parking spaces shall remain for Sublessor’s exclusive use (“Sublessor’s Designated Parking”). In addition to the fourteen (14) reserved parking spaces,

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Sublessee shall have the right to use parking in accordance with Article 30 of the Prime Lease, other than Sublessor’s Designated Parking.
11.
Insurance.
11.1.
Sublessee’s Insurance. Sublessee, at its sole cost and expense, shall maintain the following insurance coverages in full force and effect during the Sublease Term:

11.1.1.
Commercial general liability insurance, with contractual liability endorsement, with a combined single limit per occurrence for personal injury and property damage of not less than Three Million Dollars ($3,000,000.00), with a Four Million Dollar ($4,000,000.00) aggregate limitation; that can be satisfied with any combination of primary and umbrella / excess liability policies with such commercially reasonable increases as Sublessor or Prime Landlord may request from time to time within twelve (12) months of request;

11.1.2.
Worker’s compensation and employer’s liability insurance in form and amounts as required by law;

11.1.3.
Special form (formerly known as “all risks”) property insurance insuring loss of or damage to all of Sublessee’s personal property located therein, including, without limitation, Sublessee’s goods, trade fixtures, and equipment, written at 100% of replacement cost (exclusive of footings, foundations and underground utilities); and

11.1.4.
such other insurance in forms and amounts as may be required by the Prime Lease.

11.2.
Policy Requirements.

11.2.1.
Each policy of insurance required to be maintained by Sublessee shall:

11.2.1.1.
be issued by responsible insurance companies, qualified to do business in the State of New Jersey and acceptable to Prime Landlord;

11.2.1.2.
to the extent commercially available, provide that (A) such policy shall not be changed, canceled or expire without at least thirty (30) days prior written notice to Sublessor and Prime Landlord, and (B) no act or omission of Sublessee shall affect the obligation of the insurer to pay the full amount of any loss sustained;

11.2.1.3.
comply with the requirements of the Prime Lease; and

11.2.1.4.
otherwise be acceptable to Prime Landlord.

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

11.2.2.
The liability insurance maintained by Sublessee pursuant to Subsection 11.1.1 shall:

11.2.2.1.
name Sublessor and Prime Landlord as additional insureds;

11.2.2.2.
be primary in coverage to any similar insurance maintained by Sublessor or Prime Landlord;

11.2.2.3.
intentionally omitted; and

11.2.2.4.
to the extent any coverage is provided pursuant to a “blanket” policy, include an “Aggregate Per Location” endorsement, so that the full aggregate limit of liability shall be applicable to occurrences at the Subleased Premises.

11.3.
Delivery of Certificates; Failure to Maintain Insurance.

11.3.1.
Prior to the Sublease Commencement Date, and within ten (10) days prior to the expiration of each policy required under Section 11.1, Sublessee shall deliver to Sublessor certificates evidencing the foregoing insurance or renewal thereof, as the case may be.

11.3.2.
If Sublessee shall fail, refuse or neglect to obtain or to maintain any insurance that it is required to provide or to furnish Sublessor with satisfactory evidence of coverage on any such policy, Sublessor shall have the right to purchase such insurance seventy-two (72) hours after it has provided Sublessee with written notice that it intends to do so unless within such seventy-two (72) hour period, Sublessee furnishes Sublessor with evidence that Sublessee has procured such insurance. Sublessee shall reimburse Sublessor for all such payments made by Sublessor, together with interest thereon at the Overdue Interest Rate from the date paid by Sublessor, within ten (10) days after Sublessee is billed therefor.

11.4.
Notwithstanding anything to the contrary in this Sublease, Sublessee shall at all times obtain and maintain the insurance coverage set forth in Article 14 of the Prime Lease applicable to the Subleased Premises in accordance with the terms and conditions therein.

12.
Waiver of Subrogation.
12.1.
Sublessor and Sublessee, for themselves and their respective insurers, hereby release each other of and from any and all claims, demands, actions and causes of action, (including, without limitation, subrogation claims), for loss or damage to their respective property, even if the loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible.

12.2.
The waiver and release provided in Section 12.1 shall be effective only with respect to loss or damage (a) covered by insurance or required to be covered by insurance pursuant to the terms of this Sublease, and (b) occurring during such time as the relevant insurance policy

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

contains either (i) a waiver of the insurer’s right of subrogation against the other party, or (ii) a clause or endorsement to the effect that the waiver and release provided in Section 12.1 shall not adversely affect or impair such insurance or prejudice the right of the insured to recover under the insurance policy. Each party will use its best efforts to obtain such a clause or endorsement, but if an additional premium is charged therefor, the party benefiting from such clause or endorsement, if it desires to have such waiver, will pay to the other the amount of such additional premium within ten (10) days after delivery of a statement for the amount due.
12.3.
With respect to the waiver of subrogation contained in Section 14.10 of the Prime Lease, such waiver shall be deemed to be modified to constitute an agreement by and among and apply to Prime Landlord, Sublessor, and Sublessee (and Prime Landlord’s consent to this Sublease shall be deemed to constitute its approval of this modification).

13.
Indemnification.
13.1.
Sublessee shall indemnify, defend and hold harmless Sublessor and its affiliates, and their respective officers, directors, stockholders, beneficiaries, partners, representatives, agents, contractors, invitees and employees (whether singular or plural, “Sublessor Indemnified Parties”), from and against any and all Liabilities (as defined in the Prime Lease) in connection with a third-party claim and to the extent arising from: (i) any occurrence in, upon or at the Subleased Premises following the Commencement Date, except to the extent caused by the negligence or willful misconduct of the Sublessor Indemnified Parties, (ii) the occupancy or use of the Subleased Premises or any part thereof by the Sublessee Indemnified Parties, (iii) a material breach of the provisions of this Sublease by the Sublessee Indemnified Parties, or (iv) the negligence or willful misconduct of the Sublessee Indemnified Parties, except to the extent caused by the negligence or willful misconduct of the Sublessor Indemnified Parties.

13.2.
Sublessor shall indemnify, defend, and hold harmless Sublessee and its affiliates, and their respective officers, directors, stockholders, beneficiaries, partners, representatives, agents, contractors, invitees and employees (whether singular or plural, “Sublessee Indemnified Parties”) from and against any and all Liabilities in connection with a third-party claim and to the extent arising from (i) any occurrence in, upon or at the Remaining Premises, except to the extent caused by the negligence or willful misconduct of the Sublessee Indemnified Parties, (ii) any occurrence in, upon or at the Subleased Premises occurring prior to the Commencement Date, except to the extent caused by the negligence or willful misconduct of the Sublessee Indemnified Parties, (iii) a material breach of the provisions of this Sublease by the Sublessor Indemnified Parties, or (iv) resulting from the negligence or willful misconduct of the Sublessor Indemnified Parties, except to the extent caused by the negligence or willful misconduct of the Sublessee Indemnified Parties.

13.3.
A party that intends to claim indemnification (“Indemnitee”) under this Section 13 shall promptly notify the indemnifying party (“Indemnitor”) in writing of any third-party claim included within the indemnification obligations described in Section 13.1 or Section 13.2 (each a “Claim”) with respect to which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and settlement of the Claim. The Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense or settlement of the Claim. The indemnification obligations set forth in this Section

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

13 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor. The Indemnitee, at the Indemnitor’s request and expense, shall provide full information and reasonable assistance to Indemnitor and its legal representatives with respect to Claims. An Indemnitor’s indemnification obligation shall include any fees incurred by the Indemnitee successfully enforcing the Indemnitor’s indemnification obligation.

14.
Environmental Matters. Sublessee represents that its North American Industrial Classification System (“NAICS”) number, as designated in the Standard Classification Manual prepared by the Office of Management and Budget, Executive Office of the President of the United States, is 423450.
15.
Surrender; Holdover.
15.1.
Condition Upon Surrender. Subject to the provisions of Section 23.1, at the expiration or earlier termination of the Sublease Term, Sublessee shall promptly surrender possession of the Subleased Premises and all Alterations (subject to Article 8 of this Sublease), in the condition required by the Prime Lease provided, however, that Sublessee shall have no obligation or liability for the removal of any alterations or improvements to the Subleased Premises that existed prior to the Commencement Date of this Sublease.

15.2.
Personal Property. Subject to the provisions of Section 23.1, sublessee shall remove all personal property from the Subleased Premises at the expiration or earlier termination of the Sublease Term. Any personal property which shall remain in the Subleased Premises after the expiration or earlier termination of the Sublease Term shall be deemed to have been abandoned and either may be retained by Sublessor as Sublessor’s property or may be disposed of in such manner as Sublessor may see fit. Any costs of removing and disposing of the personal property incurred by Sublessor, together with interest at the Overdue Interest Rate from the date such costs and expenses are incurred, shall be paid by Sublessee to Sublessor as Additional Rent within thirty (30) days after Sublessee is billed therefor. If such personal property is sold by Sublessor, Sublessor may receive and retain the proceeds of such sale as Sublessor’s property.

15.3.
Holdover. Subject to the provisions of Section 23.1, if Sublessee retains possession of the Subleased Premises or any part thereof after the termination of this Sublease by expiration of the Sublease Term or otherwise, Sublessee shall pay Sublessor (A) an amount, calculated on a per diem basis for each day of such unlawful retention, equal to one and one-half (1½) the Fixed Rent in effect immediately prior to the expiration or earlier termination of the Sublease Term plus all Additional Rent payable hereunder, (B) any amounts due to Prime Landlord under the Prime Lease including, without limitation, holdover charges arising by reason of Sublessee’s holding over, to the extent in excess of the holdover charge under clause (A) above, and (C) if such holdover exceeds sixty (60) days all other actual and direct damages, costs and expenses sustained by Sublessor by reason of Sublessee’s holding over. All of Sublessee’s obligations with respect to the use, occupancy and maintenance of the Subleased Premises shall continue during such period of retention; however, neither the compliance with such obligations nor the payment of the amounts set forth above in this Section shall create any right in Sublessee to continue in possession of the Subleased Premises or limit any rights or remedies of Sublessor resulting from such holdover.

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

16.
Default. Any of the Conditions of Limitation set forth in Article 18 of the Prime Lease shall constitute a default (“Default”) hereunder. In addition, it shall be a Default under this Sublease if:
16.1.
Sublessee fails to pay any installment of Rent or other sum due under this Sublease within five (5) days after Sublessor shall have given a written notice to Sublessee specifying Sublessee’s failure to do so; Sublessor shall not be required to give such notice more than two (2) times during any calendar year, then, thereafter, any such failure to pay Rent on the date when same is due and payable shall entitle Sublessor to exercise the rights hereinafter provided in the event of Sublessee’s default without further notice; or

16.2.
Sublessee fails to observe or perform any other covenant or agreement of Sublessee contained in this Sublease (including, without limitation, the covenants and agreements incorporated from the Prime Lease by reference, pursuant to Article 2 of this Sublease) and such failure continues after written notice given by or on behalf of Sublessor to Sublessee for more than twenty-five (25) days and such additional time, if any, as is reasonably necessary to cure such failure, provided Sublessee commences to cure such failure within such twenty-five day period and diligently thereafter prosecutes such cure to completion.

17.
Remedies. The rights and remedies of Sublessor upon the occurrence of a Default under this Sublease shall be the same as the rights and remedies of Prime Landlord upon the occurrence of an event of Default under the Prime Lease. In the event of a Default, Sublessor shall use commercially reasonable efforts to mitigate its damages. For purposes of this Section, references to Base Rent mean Fixed Rent as used in the Prime Lease.

18.
Waiver Of Jury Trial. SUBLESSEE AND SUBLESSOR EACH HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS SUBLEASE, THE RELATIONSHIP OF SUBLESSOR AND SUBLESSEE, SUBLESSEE’S USE OR OCCUPANCY OF THE SUBLEASED PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE, OR ANY OTHER REMEDY WITH RESPECT THERETO.

19.
Security Deposit.
19.1.
Amount. Simultaneously with the execution of this Sublease, Sublessee shall deposit the sum of ONE HUNDRED EIGHTY THREE THOUSAND THREE HUNDRED THIRTY-THREE DOLLARS AND 33/100 ($183,333.33) with Sublessor to secure Sublessee’s performance of its obligations under this Sublease (the “Security Deposit”).

19.2.
No Interest. Sublessee shall receive no interest on the Security Deposit. Sublessor may commingle the Security Deposit with other moneys of Sublessor.

19.3.
Application. Upon the occurrence of a Default, Sublessor may, without prejudice to Sublessor’s other remedies, apply part or all of the Security Deposit (A) to cure the Default, in whole or in part, and (B) to any losses or damages suffered by Sublessor by reason of such Default. If Sublessor so applies part or all of the Security Deposit, Sublessee shall within ten

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

(10) days after written demand, pay Sublessor the amount necessary to restore the Security Deposit to its original amount.

19.4.
Transfer of Sublessor’s Interest In Sublease. In the event of a sale, assignment or other transfer of Sublessor’s interest in this Sublease, Sublessor shall transfer the Security Deposit to the purchaser, assignee or transferee. Upon such transfer, Sublessee shall look only to the new sublessor for the return of the Security Deposit and Sublessor shall be released from all liability for the return of the Security Deposit.

19.5.
Return of Security Deposit. Any part of the Security Deposit not used by Sublessor shall be returned to Sublessee within thirty (30) days after the later to occur of (A) the expiration of the Sublease Term; or (B) the surrender of the Subleased Premises by Sublessee in accordance with the terms of the Sublease.

20.
Quiet Enjoyment. Upon payment by Sublessee of the Rent and upon the observance and performance of all of the covenants, terms and conditions on Sublessee’s part to be observed and performed under this Sublease, Sublessee shall peaceably and quietly hold and enjoy the Subleased Premises for the Term, without hindrance or interruption by Sublessor or any other person or persons lawfully or equitably claiming by, through or under Sublessor, subject, nevertheless, to the terms and conditions of this Sublease, and any mortgage, deed of trust or lease to which this Sublease is subordinate.
21.
Sublease Subordinate to Prime Lease; Termination of Prime Lease.
21.1.
Sublease Subordinate. This Sublease and the rights of the parties under this Sublease are subject and subordinate to the Prime Lease.

21.2.
Termination of Prime Lease. Subject to the provisions of Section 23.1, if the Prime Lease is terminated for any reason, subject to the terms of the Prime Landlord’s Consent (as hereinafter defined), this Sublease shall terminate as of the date of termination of the Prime Lease and Sublessor shall have no liability to Sublessee as a result of such termination, provided, however, in the event of a voluntary termination of the Prime Lease without the prior written consent of Sublessee or in the event of a termination of the Prime Lease as a result of a default by Sublessor under the Prime Lease (and such default was not caused by a default by Sublessee under this Sublease), Sublessor shall indemnify, defend, and hold Sublessee harmless from any liabilities and damages, including, without limitation, reasonable attorneys’ fees to the extent arising from such termination. For avoidance of doubt, such damages shall include the increased Rent payable by Sublessee under the Prime Lease over the Rent payable under this Sublease pursuant to the recognition provisions of the Prime Landlord’s Consent.

21.3.
Sublessee’s Consent. Sublessor’s option to terminate the Prime Lease shall be subject to Sublessee’s prior written approval.

22.
Notices.

Any notices required or permitted to be given under this Agreement shall be given in writing and shall be delivered by: national overnight delivery service or by United States certified

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

mail, return receipt requested, postage prepaid, and shall be deemed to have been given, if sent by national overnight delivery service, as of the first (1st) weekday upon which delivery is first attempted and, if sent by United States certified mail, as of the third (3rd) business day following deposit in the United States mail. Such notices shall be addressed as follows:

If to Sublessor:

Amarin Pharma, Inc.

440 Route 22 East

Bridgewater, NJ 08807

Attn: General Counsel

With a required copy to:

Benjamin A. Nadell, Esq.

Saul Ewing LLP

650 College Road East, Suite 4000

Princeton, NJ 08540

If to Sublessee:

ST Shared Services LLC

675 McDonnell Blvd.

Hazelwood, MO 63042

Attn: Jeffrey Hunter

With separate copy attention to General Counsel

With a required copy to:

McCarter & English, LLP

Four Gateway Center

100 Mulberry Street

Newark, New Jersey 07102

Attention: Martin F. Dowd

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon receipt (or refusal by the intended recipient to accept delivery). Any notice which is received on a Saturday, Sunday or a legal holiday, or after 5:00 p.m. prevailing local time at the place of receipt, shall be deemed received on the next business day.

23.
Prime Landlord’s Consent.
23.1.
Sublease Conditioned Upon Consent. This Sublease is subject to, and conditioned upon, Sublessor’s obtaining the written consent of Prime Landlord to this Sublease (the “Prime Landlord’s Consent”) in the form attached hereto as Exhibit H, or such other form as

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

approved by Sublessor and Sublessee. As set forth in Section 1.2 of this Sublease, the Sublease Term shall not commence until the Prime Landlord’s Consent is fully executed by the parties thereto.

23.2.
Delivery of Information. Sublessee shall promptly deliver to Sublessor any information reasonably required by Prime Landlord (in connection with the Prime Landlord’s Consent) with respect to the nature and operation of Sublessee’s business and/or the financial condition of Sublessee.

23.3.
Agreements for Benefit of Prime Landlord. Sublessor and Sublessee hereby agree, for the benefit of Prime Landlord, that this Sublease shall not:

23.3.1.
create privity of contract between Prime Landlord and Sublessee, except as otherwise expressly provided in Prime Landlord’s Consent;

23.3.2.
be deemed to amend the Prime Lease in any way (unless Prime Landlord shall have expressly agreed in writing to such amendment); or

23.3.3.
be construed as a waiver of Prime Landlord’s right to consent to any assignment of the Prime Lease by Sublessor or any further subletting of the Premises.

23.4.
Fee. Any fee charged by Prime Landlord in connection with the Prime Landlord’s Consent shall be paid by Sublessor.

23.5.
Effect of Failure to Obtain Prime Landlord’s Consent. If Prime Landlord fails to consent to this Sublease within thirty (30) days after the execution and delivery of this Sublease by the parties, either Sublessor or Sublessee may terminate this Sublease by giving written notice to the other at any time thereafter, but before Prime Landlord grants such consent. Upon such termination, (A) Sublessor will return the Security Deposit to Sublessee, (B) this Sublease will become null and void, and (C) neither party will have any liability or obligation to the other under this Sublease.

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

24.
Brokers. Sublessor and Sublessee represent and warrant to each other that no broker or finder other than Jones Lang LaSalle Brokerage, Inc. (the “Broker”), was instrumental in arranging or bringing about this transaction and that there are no claims or rights for commissions, finders’ fees or other compensation (collectively, “compensation”) by any person or entity other than the Broker. Sublessor shall be solely responsible for all compensation payable to the Broker. If any broker or finder asserts a claim for compensation based upon any actual or alleged contact, dealings or communication with Sublessor or Sublessee, then the party through whom such broker or finder makes its claim shall indemnify and hold the other party (the “Indemnified Party”) harmless from and against any and all claims, damages, judgments, suits, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys’ fees and court costs) suffered or incurred by or brought against the Indemnified Party in connection with such claim for compensation.
25.
Patriot Act; Executive Order 13224; Anti-Money Laundering Act.
25.1.
Representation and Warranty. Sublessee represents and warrants that (a)

no Benefited Party is a Prohibited Person, and (b) no Benefited Party is in violation of the Executive Order, the Patriot Act, the Anti-Money Laundering Act, or any order, rule, regulation or recommendation promulgated under or in connection with the Executive Order, the Patriot Act or the Anti-Money Laundering Act.

25.2.
Covenants. Sublessee covenants and agrees to ensure that throughout the Term (a) no Benefited Party will be a Prohibited Person, and (b) no Benefited Party will be in violation of the Executive Order, the Patriot Act, the Anti-Money Laundering Act, or any order, rule, regulation or recommendation promulgated under or in connection with the Executive Order, the Patriot Act or the Anti-Money Laundering Act.

25.3.
Certification. On request by Landlord from time to time, Sublessee covenants and agrees promptly to deliver to Sublessor such certification or other evidence as Sublessor may request, confirming that all Benefited Parties are in compliance with the requirements of this Section.

25.4.
Definitions.

25.4.1.
“Benefited Party” means and includes (a) Sublessee; (b) any officer, director, shareholder, partner or member of Sublessee; (c) any direct or indirect holder of any equity interest in Sublessee; and (d) any affiliate of Sublessee.

25.4.2.
“Prohibited Person” means and includes any person or entity with whom US persons or entities are prohibited or restricted from doing business pursuant to (a) the Executive Order and the Annex thereto, (b) the regulations of the Office of Foreign Asset Control of the Department of the Treasury (including the Specially Designated Nationals and Blocked Persons List, as updated from time to time, and (c) any other statute, law, executive order, rule, regulation or other governmental action.

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

25.4.3.
“Executive Order” means Executive Order 13224 signed on September 24, 2001 and titled “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.”

25.4.4.
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

25.4.5.
“Anti-Money Laundering Act” means the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001.

26.
Guaranty. Concurrent with Sublessee’s execution and delivery of this Sublease and as a material inducement to Sublessor’s execution of this Sublease, Sublessee shall deliver to Sublessor a guaranty from MEH, Inc. (the “Guarantor”) of Sublessee’s obligations under this Sublease in the form of Exhibit G attached hereto (the “Guaranty”).
27.
Miscellaneous.
27.1.
Interpretation of Sublease. The headings and captions in this Sublease are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Sublease or any of its provisions. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter.

27.2.
Governing Law; Jurisdiction and Venue. This Sublease shall be governed by and construed in accordance with the laws of the State of New Jersey. If any provision of this Sublease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby and each remaining provision of the Sublease shall be valid and enforceable to the fullest extent permitted by Law. Sublessor and Sublessee hereby irrevocably submit themselves to the exclusive jurisdiction of the state courts of the State of New Jersey and the United States District Court, District of New Jersey in the event of any action or controversy concerning this Sublease or the Subleased Premises.

27.3.
No Recording. Neither this Sublease nor any memorandum or short form thereof may be recorded by Sublessee.

27.4.
Survival. Any covenants set forth in this Sublease which, by their nature, would reasonably be expected to be performed after the expiration or earlier termination of this Sublease, shall survive the expiration or earlier termination of this Sublease.

27.5.
Counterparts. This Sublease may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

27.6.
Transmission of Sublease by Facsimile or PDF. The transmission of a signed counterpart of this Sublease by facsimile or by portable document file (“PDF”) shall have the same force and effect as delivery of an original signed counterpart of this Sublease, and shall constitute valid and effective delivery for all purposes. If either party delivers a signed counterpart of this

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

Sublease by transmission of a facsimile or PDF, it shall also send promptly thereafter by overnight courier or personal delivery a signed original counterpart of this Sublease to the other party, but failure to do so shall not render this Sublease void or voidable by either party.

27.7.
Binding Effect; Assignment. Subject to Article 7, this Sublease shall be binding upon, and inure to the benefit of, the parties to this Sublease and their respective successors and assigns.

27.8.
Intentionally Omitted.

27.9.
Joint and Several Liability. If two or more individuals, corporations, partnerships, or other entities (or any combination of two or more thereof) sign this Sublease as sublessee, the liability of each such individual, corporation, partnership or other entity to pay Rent and perform all other obligations of Sublessee under this Sublease shall be joint and several.

27.10.
Entire Agreement; Requirement for Writing.

27.10.1.
This Sublease and the Exhibits attached to this Sublease contain the final and entire agreement of Sublessor and Sublessee and are intended to be an integration of all prior negotiations and understandings. Neither Sublessor nor Sublessee shall be bound by any covenants, agreements, statements, representations or warranties, oral or written, not contained in this Sublease.

27.10.2.
No change or modification to this Sublease shall be valid unless the same is in writing and signed by the parties to this Sublease.

27.10.3.
No waiver of any of the provisions of this Sublease shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

27.11.
Severability. If any provision of this Sublease, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Sublease and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

27.12.
Time of Essence. Time is of the essence of each and every provision of this Sublease of which time is an element.

27.13.
Drafts not an Offer to Enter into a Legally Binding Contract. The submission of a draft of this Sublease by one party to another is not intended by either party to be an offer to enter into a legally binding contract. The parties shall be legally bound pursuant to the terms of this Sublease only if and when Sublessor and Sublessee have fully executed and delivered to each other a counterpart of this Sublease.

[Signature Page Follows]

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

IN WITNESS WHEREOF, Sublessor and Sublessee have duly executed this Sublease as of the day and year first above written.

SUBLESSOR:

AMARIN PHARMA, INC.

By: __________________________________

Name: ________________________________

Title: _________________________________

SUBLESSEE:

ST SHARED SERVICES LLC

By: __________________________________

Name: ________________________________

Title: _________________________________

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

Exhibit A – Premises

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

Exhibit A-1 – Subleased Premises

OPEN
TRAINING
FITNESS
CANTEEN
PRINT
MAILROOM
RECEPTION
OPEN TO ATRIUM
WORKROOM
LARGE CONF ROOM
ELEVATOR LOBBY
COFFEE
CONF
MARKETING
STORAGE
IT CONFIG
IT SERVER
UPS ROOM /DIW STORAGE
ADMIN
OFFICE 12X12

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

Exhibit B – Prime Lease

[Attached.]

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

Exhibit C – Fixed Rent

Period	Annual Fixed Rent	Monthly Fixed Rent	Fixed Rent Per RSF
Month 1 through Month 12	$1,100,000.00	$91,666.67	$22.00
Month 13 through Month 24	$1,125,000.00	$93,750.00	$22.50
Month 25 through Month 36	$1,150,000.00	$95,833.33	$23.00
Month 37 through Month 48	$1,175,000.00	$97,916.67	$23.50
Month 49 through Month 60	$1,200,000.00	$100,000.00	$24.00
Month 61 through Month 72	$1,225,000.00	$102,083.33	$24.50
Month 73 through Month 84	$1,250,000.00	$104,166.67	$25.00
Month 85 through Month 91	$1,275,000.00	$106,250.00	$25.50

IF "Error! No document variable supplied." = "1" "Error! Unknown document property name." ""

Exhibit D – Additional Rent

Article 9 – Operating Expenses

Section 9.01 – Payment of Operating Expenses – In addition to Fixed Rent, Sublessee shall pay to Sublessor, as Additional Rent, Sublessee’s Proportionate Share of the amount by which the Operating Expenses in any calendar year exceed the Operating Expenses for the 2023 calendar year, subject to adjustments as set forth in Article 9 of the Prime Lease. When calculating the amounts due pursuant to Article 9 of the Prime Lease, the following provisions shall apply:

1.
Sublessee’s Proportionate Share shall mean 25.1%.
2.
Base Amount shall mean the Operating Expenses for calendar year 2023.
3.
Upon the request of Sublessee, Sublessor shall audit Prime Landlord’s records with respect to Operating Expenses, subject to the terms of the Prime Lease.

The provisions of Article 9 of the Prime Lease are hereby modified to provide that the “Operating Expenses Base Year” for purposes of this Sublease shall be “Base Year 2023.”

Article 10 – Utilities and Services

Section 10.01 – Electricity – In addition to Fixed Rent, Sublessee shall pay to Sublessor, for and in consideration for electrical services, as Additional Rent, the annual sum of $87,500.00 ($1.75 per rentable square foot), which shall be payable in equal monthly installments of $7,291.67, in advance on the first day of each month throughout the Sublease Term, and shall be deemed Additional Rent payable under this Sublease, provided however, that the foregoing rate shall be subject to increases as set forth in Article 10 of the Prime Lease.

To the extent any provisions of Article 9 and Article 10 of the Prime Lease conflict with the provisions of this Exhibit D, the provisions of this Exhibit D shall control.

To the extent any provisions of Article 9 and Article 10 of the Prime Lease are incorporated in the Sublease, any such provisions shall be amended as set forth in this Exhibit D.

40866702.2

Exhibit E-1– Sublessor’s Property Inventory

Stand up desk	148
2 drawer lateral file cabinet	51
3 drawer file cabinet	49
Desk chair	170
Guest chairs	136
Meeting Tables	14
Meeting chairs	27
Wall monitor	64
Phones	102
White Boards	49
Monitors	136
Printers	17
Rolling Cube	164

40866702.2

Exhibit E-2– Sublessee’s Hampton FF&E Inventory

40866702.2

Exhibit F – Parking

387.45'
234.66'
45° W 250.46'
ACCESS
54°07'25"
35°51'20" W 740.

EXHIBIT G

GUARANTY

MEH, INC., a corporation organized under the laws of the state of Nevada, having an address of 675 McDonnell Blvd., Hazelwood, MO 63042, Attn: Jeffrey Hunter (the “Guarantor”) has requested that AMARIN PHARMA, INC., a Delaware corporation, having an address at 440 Route 22, Suite 300, Bridgewater, New Jersey 08807 (“Sublessor”) to enter into a Sublease Agreement of even date herewith (the “Sublease”) with ST SHARED SERVICES LLC, a New Jersey limited liability company, having an address of 675 McDonnell Blvd., Hazelwood, MO 63042 (the “Sublessee”) covering certain premises located at 440 US Highway 22, Bridgewater, New Jersey, as more particularly described in the Sublease. In order to induce Sublessor to enter into the Sublease and in consideration of Sublessor’s entering into the Sublease, Guarantor hereby guarantees, unconditionally and absolutely, to Sublessor, its successors and assigns (without requiring any notice of non-payment, non-keeping, non-performance or non-observance or proof of notice or demand whereby to charge Guarantor all of which Guarantor hereby waives, other than such notice as required to be given to Sublessee under the Lease which notice may be delivered simultaneously to Guarantor and Sublessee and for purposes of which shall be deemed given to Guarantor if given to Sublessee so long as Guarantor remains affiliates with Sublessee) the full and faithful keeping, performance and observance of all the covenants, agreements, terms, provisions and conditions provided to be kept by Sublessee under the Sublease, including, without limitation, the payment as and when due of all Fixed Rent, Additional Rent, charges and damages payable by Sublessee under the Sublease. All capitalized terms not defined herein shall have the meanings ascribed to them in the Sublease.

As a further inducement to Sublessor to enter into the Sublease and in consideration thereof, Guarantor hereby covenants and acknowledges as follows:

(1)
Guarantor is the indirect owner of an equity interest in Sublessee.
(2)
The obligations of Guarantor shall not be terminated or affected in any way or manner whatsoever by reason of Sublessor’s failure to resort to any summary or other proceedings, actions or remedies for the enforcement of any of Sublessor’s rights under the Sublease or by reason of any extensions of time or indulgences granted by Sublessor, or by reason of the assignment or surrender of all or any part of the Sublease or the term and estate thereby granted or all or part of the Subleased Premises. The liability of Guarantor is coextensive with that of Sublessee and also joint and several, and action or suit may be brought against Guarantor and carried to final judgment and/or completion and recovery had, either with or without making Sublessee or any other guarantor a party thereto. Insofar as the payment by Sublessee of any sums of money to Sublessor is involved, this Guaranty is a guaranty of payment and not of collection and shall remain in full force and effect until payment in full to Sublessor of all sums payable under this Guaranty. Guarantor waives any right to require that any action be brought against Sublessee or to require that resort be had to any secured interest, security or to any other credit in favor of Sublessee.

(3)
If the Sublease be modified by agreement between Sublessor and Sublessee in any other respect, the obligations of Guarantor shall extend and apply with respect to the full and faithful keeping, performance and observance of all of the covenants, agreements, terms, provisions and conditions which under such renewal of the Sublease or extension of its terms or which under any new sublease or amendment or modification agreement, entered into for the purpose of express or confirming any such renewal, extension, inclusion, substitution or modification, are to be kept, performed and observed by Sublessee (including, without being limited to, the payment as and when due of Fixed Rent, Additional Rent, charges and damages provided for thereunder).
(4)
Neither Guarantor’s obligation to make payment in accordance with the terms of this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed, stayed, released or limited in any manner whatsoever by any impairment, modification, change, release, limitation or stay of the liability of Sublessee or its estate in bankruptcy or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the Bankruptcy Act of the United States or other statute or from the decision of any court interpreting any of the same, and Guarantor shall be obligated under this Guaranty as if no such impairment, stay, modification, change, release or limitation has occurred.
(5)
This Guaranty shall be binding on Guarantor and its successors and assigns and inure to the benefit of Sublessor and its successors and assigns.
(6)
Guarantor and Sublessor each waives the right to trial by jury in any action or proceeding in respect of this Guaranty.
(7)
It is expressly understood and agreed by Guarantor and Sublessor that all matters arising out of the Sublease and this Guaranty, including the validity or any provisions hereof, are to be governed by, interpreted and construed in accordance with the laws of the State of New Jersey (without giving regard or effect to any conflicts of law rules or other choice of law rules).
(8)
With respect to any dispute or legal action of any kind arising from the terms of this Guaranty that any party may have, either during the term of this Guaranty or thereafter, it is expressly agreed that such action shall be brought either in the state courts of the State of New Jersey (or in the United States District Court for the District of New Jersey, to the extent such court has jurisdiction thereof), and that such court shall be deemed to be the court of sole and exclusive jurisdiction and venue for the bringing of such action. The foregoing consent to jurisdiction and venue shall not constitute general consent by Guarantor to jurisdiction and venue in the State of New Jersey for any purpose except as provided herein and shall not be deemed to confer rights on any other person or entity.
(9)
Guarantor consents that Sublessee shall hereafter have full authority and be duly empowered to accept service of process on behalf of Guarantor in connection with the enforcement of this Guaranty, and Guarantor hereby appoints Sublessee as its agent for purposes of acceptance of service of process in connection with the enforcement of this Guaranty.
(10)
Provided that Sublessor is the prevailing party in any action brought to enforce this Sublease Guaranty, Guarantor shall pay to Sublessor all of Sublessor’s reasonable expenses, including, without limitation, reasonable third-party out of pocket attorneys’ fees and disbursements, in enforcing this Sublease Guaranty following an event of default by Sublessee under the Sublease, beyond any applicable notice and cure periods.

Dated: January 20, 2023

GUARANTOR:

MEH, INC., a Nevada corporation

By: __________________________________

Name:

Title:

Exhibit H

CONSENT OF LANDLORD TO SUBLEASE

[Attached.]